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                                                                   EXHIBIT 10.22


                                    SUBLEASE

         This Sublease is made and entered into as of December 4, 1998, by and between Classifieds2000, Inc. ("Sublandlord"), and General Magic, Inc. ("Subtenant"), under the Master Lease dated February 20, 1998, between Aetna Life Insurance Company, as "Lessor", and Sublandlord as "Lessee." A copy of the Master Lease is attached hereto as Attachment I and incorporated herein by this reference. All capitalized terms not otherwise defined in this Sublease shall have the meanings set forth in the Master Lease.

         1. Provisions Constituting Sublease.

         1.1 Master Lease. This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas, except as specifically set forth herein. Subtenant shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties who are affected thereby against impairment. Nothing contained in this Section 1.1 or elsewhere in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof, or (b) from assigning its interest in this Sublease.

         1.2 Incorporation of Terms. All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions specifically set forth in this Sublease, shall constitute the complete terms and conditions of this Sublease. Notwithstanding the foregoing, (a) Subtenant shall be required to pay Base Rent under this Sublease only in the amounts set forth in the Sublease, (b) Sublandlord shall be responsible for the delivery of its Security Deposit and the Letter of Credit to Landlord and Subtenant shall have no responsibility therefor, and (c) Exhibits B and B-1 of the Master Lease shall not apply to this Sublease.

         2. Subleased Premises and Rent.

         2.1 Subleased Premises. Sublandlord hereby leases to Subtenant and hereby Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of the entire Premises described in Exhibit A of the Master Lease, which Premises consist of approximately 20,000 square feet and are located at 955 Benicia Avenue, Sunnyvale, California.

         2.2 Base Rent. Without deductions, offset, prior notice or demand, Subtenant shall pay to Sublandlord Base Rent for the Subleased premises according to the following schedule:

MONTHS                                 RENT PER MONTH
------                                 --------------

1-12                                   $36,000.00

13-24                                  $37,000.00

25-36                                  $38,000.00

37-48                                  $39,000.00

49-53                                  $40,000.00

         2.3 Additional Rent. This Sublease is intended to be a triple-net lease. In addition to the Base Rent specified above, Subtenant shall pay to Sublandlord all costs and expenses which are Sublandlord's obligations under the Master Lease in connection with the operation, maintenance and management of the Subleased Premises and accruing during the Sublease Term, including without


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limitation, real estate taxes, insurance, common area maintenance, roof preventive maintenance, HVAC maintenance and management fees (collectively, "Additional Rent"). Subtenant shall pay Additional Rent according to the estimate of monthly Additional Rent submitted by Lessor to Sublandlord, and Subtenant shall have Sublandlord's rights and obligations under the Master Lease arising from any difference between the estimated Additional Rent paid to Lessor and the actual Additional Rent due to Lessor each year.

         2.4 General Payment Terms. The Base Rent and Additional Rent are referred to herein as the "Rent." Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term (as defined in Section 4.1). If the Sublease commencement date or termination date occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

         2.5 Security Deposit. Subtenant shall pay to Sublandlord as a non-interest bearing Security Deposit the sum of One Hundred Seventeen Thousand Dollars ($117,000.00). In the event Subtenant has performed all of the terms and conditions of this Sublease during the term hereof, Sublandlord shall return to Subtenant, within ten days after Subtenant has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublandlord.

         3. Use.

         Subtenant shall use the Subleased Premises only for general software development purposes, office and other legally related uses, unless Sublandlord and Master Landlord consent in writing to other uses prior to the commencement thereof.

         4. Sublease Term.

         4.1 Sublease Term. The term of this Sublease (the "Sublease Term") shall be for the period commencing December 4, 1998 and continuing through March 31, 2003. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

         4.2 Inability to Deliver Possession. In the event Sublandlord is unable to deliver possession of the Subleased Premises at the commencement of the Sublease Term, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Subtenant shall not be liable for Rent until such time as Sublandlord offers to deliver possession of the Subleased Premises to Subtenant, but the Sublease Term shall not be extended by such delay. If Subtenant, with Sublandlord's consent, takes possession prior to commencement of the Sublease Term, Subtenant shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the Term at the same rental as that prescribed for the first month of the Term prorated at the rate of 1/30th thereof per day. In the event Sublandlord has been unable to deliver possession of the Subleased Premises within 30 days from the commencement date, Subtenant, at Subtenant's option, may terminate this Sublease.

         5. Building Condition.

         Subtenant accepts the Subleased Premises "as is", except that Sublandlord shall cause the HVAC, electrical, plumbing and lighting serving the Subleased Premises to be in good working order on the date this Sublease commences.

         6. Notices.

         All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises, as soon as reasonably


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practicable following Sublandlord's receipt of notice from the Landlord of an
Event of Default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at lease 90 days notice prior to the effective date of such termination.

         7. Broker Fee.

         Upon execution of the Sublease, Sublandlord shall pay Cornish & Carey Commercial, a licensed real estate broker ("Broker"), fees set forth in a separate agreement between Sublandlord and Broker.

         8. Compliance With Americans With Disabilities Act.

         Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the Project which are required or reasonably necessary because of: (a) Subtenant's particular use of the Subleased Premises or any portion thereof; (b) the particular use by a subtenant by reason of assignment or sublease; or (c) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Prior to any construction of improvements or alterations to the Subleased Premises, Subtenant shall obtain Sublandlord's and Lessor's approval of the improvement or alteration plans and its general contractor. Compliance with the provisions of this Section 8 shall be a condition of Sublandlord granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

         9. Compliance With Nondiscrimination Regulations.

         It is understood that it is illegal for Sublandlord to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

         10. Toxic Contamination Disclosure.

         Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

         Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowner without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

         Sublandlord and Subtenant each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (a) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (b) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (c) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

         Sublandlord and Subtenant each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Subtenant agrees that it will rely solely upon its own


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investigation and/or the investigation of professionals retained by it or
Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

         11. Rent Abatement and Damages to Personal Property

         In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the subleased premises, Subtenant shall be entitled to rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to personal property shall be credited to Subtenant, subject to the same limitations set forth above.

         12. Signage.

         Subtenant may install a sign on the monument sign subject to prior approval by the Lessor and the City of Sunnyvale.

         13. Assignment of Rent.

         Sublandlord and Subtenant agree that until a default shall occur in the performance of Sublandlord's obligations under the Master Lease, Sublandlord shall have a license to receive, collect and enjoy the rentals and other sums due Sublandlord under the Sublease. However, said license shall automatically terminate without notice to Sublandlord upon the occurrence of a default by Sublandlord in the performance of its obligations under the Master Lease and Lessor may thereafter, at its option, receive and collect, directly from Subtenant, all rentals and other sums due or to be due Sublandlord under the Sublease. Lessor shall not, by reason of the assignment of all rentals and other sums due Sublandlord under the Sublease nor by reason of the collection of said rentals or other sums from the Subtenant, (a) be bound by or become a party to the Sublease, (b) be deemed to have accepted the attornment of Subtenant, or (c) be deemed liable to Subtenant for any failure of Sublandlord to perform and comply with Sublandlord's obligations under the Sublease. Sublandlord hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Lessor stating that a default exists in the performance of Sublandlord's obligations under the Master Lease, to pay directly to Lessor the rents and other income due and to become due under the Sublease. Sublandlord agrees that Subtenant shall have the right to rely solely upon such notice from Lessor notwithstanding any conflicting demand by Sublandlord or any other party. Sublandlord hereby agrees to indemnify, defend and hold Subtenant harmless from any and all claims, losses, liabilities, judgements, costs, demands, causes of action and expenses (including, without limitation, attorneys' fees and consultants' fees) (collectively, "Claims") which Subtenant may incur in relying on any written notice form Lessor and/or paying rent and other sums due under the Sublease directly to Landlord in accordance with this Section 13.

Alterations

Sublandlord and Subtenant hereby consent to the proposed alterations described in Exhibit A attached hereto and incorporated herein by this reference.

Sublandlord:  CLASSIFIEDS2000, INC.

By: /s/ [SIGNATURE ILLEGIBLE]                Date: December 8, 1998
    -------------------------------------          -----------------

Its: General Counsel, Corporate Secretary
     ------------------------------------

Subtenant:  GENERAL MAGIC, INC.


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By: /s/ JAMES P. McCORMICK             Date: December 8, 1998
    -------------------------------          ----------------

Its: Senior Vice President, Finance
     ------------------------------

NOTICE TO SUBLANDLORD AND SUBTENANT: CORNISH & CAREY COMMERCIAL IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLANDLORD AND SUBTENANT SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.


MASTER LANDLORD CONSENT

The undersigned, Lessor under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Landlord:  AETNA LIFE INSURANCE COMPANY

By: _____________________            Date: ____________________

Its: ____________________


ATTORNMENT AGREEMENT

Subtenant shall attorn to Lessor and perform all of Subtenant's obligations under the Sublease directly to Lessor as if Lessor were the Sublandlord under the Sublease. If Subtenant is not, at the time of the notice, in default, Lessor shall continue to recognize the estate of Subtenant created under the Sublease. If Subtenant is not in default, the Sublease shall continue with the same force and effect as if Lessor and Subtenant had entered into a lease on the same provisions as those contained in the Sublease, including, without limitation, Subtenant's right to extend the term of the Lease.

Subtenant:  GENERAL MAGIC, INC.

By: /s/ JAMES P. McCORMICK           Date: December 8, 1998
    -------------------------------        ----------------

Its: Senior Vice President, Finance
     ------------------------------